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Exhibit 99-B.10 - Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Prospectus of ReliaStar Life Insurance Company Separate Account N (formerly Northern Life Separate Account One) and to the use of our report dated March 29, 2002, except for Note 21 as to which the date is September 26, 2002, with respect to the statutory basis financial statements of ReliaStar Life Insurance Company as of December 31, 2001 and 2000 and for the two years in the period ended December 31, 2001, and to the use of our report dated February 15, 2002, with respect to the financial statements of Northern Life Separate Account One as of December 31, 2001 and 2000 and for the two years in the period ended December 31, 2001, included and incorporated by reference, respectively, in the Registration Statement under the Securities Act of 1933 (Form N-4 No. 333-83772) and related Prospectus of ReliaStar Life Insurance Company Separate Account N.


                                                     /s/ Ernst & Young LLP


Atlanta, Georgia
September 26, 2002